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                                                                    Exhibit 3.84

                                     BYLAWS

                                       OF

                             BLUE ACQUISITION CORP.



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                                TABLE OF CONTENTS
                                OF THE BYLAWS OF
                              BLUE ACQUISITION CORP.

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
ARTICLE 1 Identification..........................................................................................1

         Section 1.01        Name ................................................................................1
         Section 1.02        Registered Office and Resident Agent.................................................1
         Section 1.03        Other Offices........................................................................1
         Section 1.04        Fiscal Year..........................................................................1

ARTICLE 2 Capital Stock...........................................................................................1

         Section 2.01        Consideration for Shares.............................................................1
         Section 2.02        Certificates Representing Shares.....................................................1
         Section 2.03        Transfer of Stock....................................................................1
         Section 2.04        Regulations..........................................................................2

ARTICLE 3 The Stockholders........................................................................................2

         Section 3.01        Place of Stockholder Meetings........................................................2
         Section 3.02        Annual Stockholder Meeting...........................................................2
         Section 3.03        Special Stockholder Meetings.........................................................2
         Section 3.04        Business at Meetings of Stockholders.................................................2
         Section 3.05        Notice of Stockholder Meetings.......................................................3
         Section 3.06        Record Date and Closing Stock Books..................................................3
         Section 3.07        Stock List...........................................................................4
         Section 3.08        Stockholder Quorum...................................................................4
         Section 3.09        Adjourned Stockholder Meetings.......................................................4
         Section 3.10        Voting ..............................................................................4
         Section 3.11        Action Without Meeting...............................................................5
         Section 3.12        Proxies..............................................................................5
         Section 3.13        Definition of "Stockholder"..........................................................5

ARTICLE 4 The Board of Directors..................................................................................5

         Section 4.01        Number; Term; Election...............................................................5
         Section 4.02        Vacancies............................................................................6
         Section 4.03        Annual Meeting.......................................................................6
         Section 4.04        Regular Meetings.....................................................................6
         Section 4.05        Other Meetings.......................................................................6
         Section 4.06        Notice of Adjourned Meetings.........................................................7
         Section 4.07        Entry of Notice......................................................................7
         Section 4.08        Waiver of Notice.....................................................................7
         Section 4.09        Quorum ..............................................................................7
         Section 4.10        Participation in Meetings by Telephone...............................................7
         Section 4.11        Adjournment..........................................................................7
         Section 4.12        Action Without Meeting...............................................................7
         Section 4.13        Fees and Compensation................................................................8
         Section 4.14        Limitation of Liability..............................................................8
         Section 4.15        Indemnification; Advancement of Expenses.............................................8
         Section 4.16        Indemnification of Employees and Agents..............................................9
         Section 4.17        Insurance............................................................................9
         Section 4.18        Powers of Board of Directors.........................................................9


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         Section 4.19        Committees...........................................................................9
         Section 4.20        Audit Committee......................................................................9

ARTICLE 5 The Officers............................................................................................9

         Section 5.01        Officers.............................................................................9
         Section 5.02        Election............................................................................10
         Section 5.03        Subordinate Officers................................................................10
         Section 5.04        Removal and Resignation.............................................................10
         Section 5.05        Vacancies...........................................................................10
         Section 5.06        Chairman of the Board...............................................................10
         Section 5.07        Corporate Bank Accounts.............................................................10
         Section 5.08        Transfers of Authority..............................................................11

ARTICLE 6 Miscellaneous..........................................................................................11

         Section 6.01        Checks, Drafts, etc.................................................................11
         Section 6.02        Contracts, etc., How Executed.......................................................11
         Section 6.03        Lost Certificates of Stock..........................................................11
         Section 6.04        Representation of Shares............................................................11
         Section 6.05        Inspection of Bylaws................................................................12

ARTICLE 7 Amendments.............................................................................................12

         Section 7.01        Power of Stockholders...............................................................12
         Section 7.02        Power of Directors..................................................................12



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                                     BYLAWS

                                       OF

                              BLUE ACQUISITION CORP.

                                   ARTICLE 1
                                IDENTIFICATION

         Section 1.01 Name. The name of the Corporation is Blue Acquisition
Corp.

         Section 1.02 Registered Office and Resident Agent. The address of the registered office of the Corporation is 6100 Neil Road, Suite 500, Reno, Nevada. The name of the resident agent at such address is The Corporation Trust Company of Nevada. The registered office and resident agent may be changed at any time by the Board of Directors.

         Section 1.03 Other Offices. The principal business office of the Corporation shall be established by the Board of Directors and branch or subordinate offices may be established by the Board of Directors.

         Section 1.04 Fiscal Year. The fiscal year of the Corporation will be determined by resolution of the Board of Directors.

                                    ARTICLE 2
                                  CAPITAL STOCK

         Section 2.01 Consideration for Shares. The capital stock may be issued for such consideration as shall be fixed from time to time by the Board of Directors. Treasury shares may be disposed of by the Corporation for such consideration as may be fixed from time to time by the Board of Directors.

         Section 2.02 Certificates Representing Shares. Each stockholder is entitled to a certificate in such form as may be required by applicable law signed by the Chief Executive Officer, President or a Vice President, and the Secretary (or an Assistant Secretary), certifying the number of shares owned by the stockholder in the Corporation.

         In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any certificate or certificates shall cease to be an officer or officers of the Corporation, whether because of death, resignation or otherwise, before the certificate or certificates shall have been delivered by the Corporation, the certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be an officer or officers of the Corporation.

         Section 2.03 Transfer of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept in an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation.


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         Section 2.04 Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                                   ARTICLE 3
                               THE STOCKHOLDERS

         Section 3.01 Place of Stockholder Meetings. Meetings of the stockholders shall be held at the principal executive offices of the Corporation, or at such other place as may be designated by the Chairman of the Board, Chief Executive Officer, President or the Board of Directors.

         Section 3.02 Annual Stockholder Meeting. The annual meeting of the stockholders shall be held on such date and at such time as the Board of Directors shall fix for the purposes of electing Directors and transacting such other business as may properly be brought before the meeting.

         Section 3.03 Special Stockholder Meetings. Subject to any restrictions or limitations expressed in the Articles of Incorporation, any special stockholders' meetings may be called only by the Board of Directors, and shall be held on such date and at such time as shall be fixed by resolution. Written notice of a special meeting of stockholders stating the time and place and object thereof shall be given to each stockholder entitled to vote at such meeting not less then ten (10) days nor more than sixty (60) days before such meeting, unless a greater period of notice is required by statute. Such notice and/or the timing of notice requirement may be waived.

         Section 3.04 Business at Meetings of Stockholders. Except as otherwise provided by law (including but not limited to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or any successor provision thereto, if applicable) or in these Bylaws, the business which shall be conducted at any meeting of the stockholders shall (a) have been specified in the written notice of the meeting (or any supplement thereto) given by the Corporation, (b) be brought before the meeting at the direction of the Board of Directors or the presiding officer of the meeting, or (c) have been specified in a written notice given to the Secretary of the Corporation by or on behalf of any stockholder who shall have been a stockholder of record on the record date for such meeting and who shall continue to be entitled to vote thereat (the "Stockholders Notice"), in accordance with all of the following requirements:

              (1) Each Stockholder Notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation:

                   (i) in the case of an annual meeting that is called for a
              date that is within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than sixty (60) days nor more than ninety
              (90) days prior to such anniversary date; and

                   (ii) in the case of an annual meeting that is called for a date that is not within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting, not later than the close of business on the tenth day



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         following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first; and

              (2) Each such Stockholder Notice must set forth each of the following:

                   (i) the name and address of the stockholder who intends to bring the business before the meeting;

                   (ii) the general nature of the business which he or she seeks to bring before the meeting; and

                   (iii) a representation that the stockholder is a holder of record of the stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring the business specified in the notice before the meeting.

         The presiding officer of the meeting may, in his or her sole discretion, refuse to acknowledge any business proposed by a stockholder not made in compliance with the foregoing procedure.

         Section 3.05 Notice of Stockholder Meetings. Written notice stating the place, day and hour of a stockholders' meeting must be delivered not less than ten (10) days, nor more than sixty (60) days before the date of the meeting, either personally, or by mail, or by other means of written communication, charges prepaid, by or at the direction of the Chairman of the Board, Chief Executive Officer, President, or Secretary, to each stockholder of record entitled to vote at the meeting. If mailed, the notice shall be considered to be delivered when deposited in the United States mail addressed to the stockholder at the stockholder's address as it appears on the stock transfer books of the Corporation, with postage prepaid. If a stockholder gives no address, notice shall be deemed to have been given to the stockholder if sent by mail or other written communication addressed to the place where the Corporation's registered office is located, or if published at least once in some newspaper of general circulation in the county in which the Corporation's registered office is located. Waiver by a stockholder in writing of notice of a meeting is equivalent to giving notice. Attendance by a stockholder, without objection to the notice, whether in person or by proxy, at a meeting is a waiver of notice of the meeting. An entry in the minutes of any meeting of stockholders, whether annual or special, to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of the meeting was given to all stockholders as required by law and these Bylaws.

         Section 3.06 Record Date and Closing Stock Books. The Board of Directors may fix a time in the future, as a record date for the determination of the stockholders entitled to notice of and to vote at any meeting of stockholders, or entitled to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion or exchange of shares. The record date so fixed shall not be more than sixty
(60) days prior to the date of the meeting or event for the purposes of which it is fixed. When a record date is so fixed, only stockholders of record on that date shall be entitled to notice of and to vote at the meeting, or to receive the dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after



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the record date. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of the sixty (60) day period.

         Section 3.07 Stock List. A complete list of all stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

         Section 3.08 Stockholder Quorum. A majority of the shares entitled to vote on any matter, represented in person or by proxy, is a quorum at a stockholders' meeting, unless or except to the extent that the presence of a larger number may be required by law. Where separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. The stockholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         Section 3.09 Adjourned Stockholder Meetings. Any stockholders' meeting, whether annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy, but in the absence of a quorum no other business may be transacted at any stockholders' meeting.

         When any stockholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. As to any adjournment of less than thirty
(30) days, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted, other than by announcement at the meeting at which the adjournment is taken.

         Section 3.10 Voting. Except as otherwise provided by law, only persons in whose names shares entitled to vote stand on the stock registry of the Corporation on the day prior to any stockholders' meeting, or, if a record date for voting purposes is fixed as provided in Section 3.06 of these Bylaws, then on that record date, shall be entitled to vote at the meeting. Unless otherwise directed by the presiding officer, voting shall be by ballots, each of which shall state the name of the stockholder or the stockholder's proxy voting the shares and such other information as may be required under the procedure established for the meeting. The Corporation may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make written report thereof. Each vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

         Except as otherwise provided by law or by an express provision in the Articles of Incorporation, or of any Certificate of Designation for a series of Preferred Stock, each full share is entitled to one vote and, when a quorum is present at the commencement of any stockholders'



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meeting, a matter is approved if the votes cast, in person or by proxy, favoring the action exceed the votes cast against the action. Fractional shares shall not be entitled to any voting rights whatsoever.

         Section 3.11 Action Without Meeting. Subject to any restrictions or limitations expressed in the Articles of Incorporation and under applicable law, any action which, under applicable provisions of law, may be taken or ratified at a meeting of the stockholders, may be taken or ratified without a meeting if approved by the written consent of stockholders holding at least a majority of the voting power of the Corporation, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. If voting by a class or series of stockholders is permitted or required, an act by the stockholders of each class or series is approved if a majority of the voting power of a quorum of the class or series votes for the action by written consent. In no instance where action is taken by such written consent need a meeting of the stockholders be called or noticed. The Board of Directors may fix a record date to determine the stockholders entitled to sign the written consent. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Nevada General Corporation Law, shall be the earliest date that a stockholder signed the written consent. All written consents shall be filed with the minutes of the proceeding of the stockholders.

         Section 3.12 Proxies. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by the person or by the person's duly authorized agent and filed with the Secretary of the Corporation; provided, that no proxy shall be valid after the expiration of six (6) months from the date of its execution unless the person executing it specified therein the length of time for which the proxy is to continue in force, which in no event shall exceed seven (7) years from the date of its execution.

         Section 3.13 Definition of "Stockholder". As used in these Bylaws, the term "stockholder", and any term of like import, shall include all persons entitled to vote the shares held by a stockholder, unless the context in which the term is used indicates that a different meaning is intended.

                                   ARTICLE 4
                             THE BOARD OF DIRECTORS

         Section 4.01 Number; Term; Election. The number, term and classes (if any) of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized Directors (whether or not there exists any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). Notwithstanding any stated term, all directors shall continue in office until the election and qualification of their respective successors in office or the expiration of the term of the directorship held by the director. No decrease in the number of Directors shall have the effect of shortening the terms of any incumbent director. Election of Directors need not be by written ballot.



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

         Section 4.02 Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors was present, or by a sole remaining Director. A Director elected to fill a vacancy shall be elected for the unexpired term of the Director's predecessor in office.

         A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any Director, or if the authorized number of Directors be increased, or if the stockholders fail at any annual or special meeting of stockholders at which any Director or Directors are elected to elect the full authorized number of Directors to be voted for at that meeting, or if a vacancy is declared by the Board of Directors for any reason permitted by law.

         The stockholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Board of Directors. If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board of Directors shall have power to elect a successor to take office when the resignation is to become effective.

         Section 4.03 Annual Meeting. Immediately after the annual meeting of the stockholders, at the same place as the meeting of the stockholders or such other place as may be provided in a notice thereof, the Board of Directors shall meet each year for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for this annual meeting shall be necessary unless the meeting is to be held at a place other than the place of the meeting of the stockholders, in which case notice of the place of the meeting shall be given as provided in
Section 4.06.

         Section 4.04 Regular Meetings. Regular meetings of the Board of Directors shall be held at the times and places within or without the State of Nevada as may be designated from time to time by resolution of the Board of Directors or by written consent of all members of the Board of Directors. No notice of any kind to members of the Board of Directors for these regular meetings shall be necessary unless the meeting is to be held at a place other than the principal executive office of the Corporation, in which case notice of the place of the meeting shall be given as provided in Section 4.05.

         Section 4.05 Other Meetings. Other meetings of the Board of Directors for any purpose or purposes maybe held at any time upon call by the Chairman of the Board, Chief Executive Officer, President or, if any of the above listed officers is absent or unable or refuses to act, by any Vice President or by any two (2) Directors (or by the sole director, if he or she is a sole director of the Corporation). The other meetings may be held at any place within or without the State of Nevada as may be designated from time to time by resolution of the Board of Directors or by written consent of all Directors.

         Written notice of the time and place of other meetings shall be delivered personally to each Director or sent to each Director by mail or other form of written communication, charged prepaid, addressed to the Director at the Director's address as it is shown upon the records of the Corporation or, if it is not so shown on the Corporation's records



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or is not readily ascertainable, at the place in which the meetings of the
Directors are regularly held. In case the notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the place in which the principal executive office of the Corporation is located at least twenty-four (24) hours prior to the time of the holding of the meeting. In case the notice is delivered personally as above provided, it shall be so delivered at least eight (8) hours prior to the time of the holding of the meeting. The mailing, telegraphing or delivery as above provided shall constitute due, legal and personal notice to the Director.

         Section 4.06 Notice of Adjourned Meetings. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned.

         Section 4.07 Entry of Notice. An entry in the minutes of any special meeting of the Board of Directors to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of the special meeting was given to all Directors as required by law and by these Bylaws.

         Section 4.08 Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         Section 4.09 Quorum. A majority of the established number of Directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number or different vote be required by the Articles of Incorporation, these Bylaws or applicable law.

         Section 4.10 Participation in Meetings by Telephone. Members of the Board of Directors, or of any committee thereof, may participate in any meeting of the Board of Directors or committee by means of telephone conference or similar communications by which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

         Section 4.11 Adjournment. A quorum of the Directors may adjourn any Directors' meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the Directors present at any Directors' meeting either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors.

         Section 4.12 Action Without Meeting. Any action required or permitted to be taken by the Board of Directors under the Articles of Incorporation, these Bylaws, or under applicable law, may be taken without a meeting if all members of the Board of Directors shall



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individually or collectively consent, in writing, before or after the action, to the action. Any action by written consent shall have the same force and effect as a unanimous vote of all Directors. All written consents must be filed with the Secretary.

         Section 4.13 Fees and Compensation. Directors shall not receive any stated salary for their services as Directors or as members of committees, but, by resolution of the Board of Directors, a fixed fee, with or without expenses of attendance, may be allowed to Directors for the Director's services. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation therefor.

         Section 4.14 Limitation of Liability. To the fullest extent permitted by law, a Director or an officer shall have no personal or individual liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director or as an officer. Any amendment to or repeal of this Section 4.14 shall not adversely affect any right or protection of a Director or an officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal. In the event that the Nevada General Corporation Law is amended, after the filing of the Articles of Incorporation, to authorize corporate action further eliminated or limiting the personal liability of a Director or an officer then the liability of each Director and each officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada General Corporation Law, as so amended.

         Section 4.15 Indemnification; Advancement of Expenses. The Corporation shall indemnify each Director and each officer of the Corporation to the fullest extent permitted by the Nevada General Corporation Law as the same exists or may hereafter by amended.

         The Corporation shall pay the expenses incurred by each Director and each officer in defending any civil, criminal, administrative, or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it should by ultimately determined that he or she is not entitled to be indemnified by the Corporation as authorized by Nevada General Corporation Law.

         All rights to indemnification and to the advancement of expenses granted herein shall be deemed to arise out of a contract between the Corporation and each person who is entitled to indemnification from the Corporation and this right may be evidenced by a separate contract between the Corporation and each indemnified person; and such rights shall be effective in respect of all actions commenced after the date of the commencement of the corporate existence of the Corporation, whether arising from acts or omissions occurring before or after such date.

         Any amendment, modification or repeal of any of the provisions in this
Section 4.16 shall not adversely affect any right or protection of a director or an officer of the Corporation for or with respect to any act or omission of such director occurring prior to such amendment or repeal.



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         Section 4.16 Indemnification of Employees and Agents. The Corporation
may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent permitted by the provisions of
Section 4.17 of these Bylaws, the Articles of Incorporation and Nevada General Corporation Law.

         Section 4.17 Insurance. The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is entitled to be indemnified against any liability asserted or expense incurred by such person in connection with any action, whether or not the Corporation would have the power to indemnify such person against such liability or expense by law or under the Articles of Incorporation or these Bylaws. Such other financial arrangements may include, without limitation, the creation of a trust fund, the establishment of a program of self-insurance, the grant of a security interest or other lien on any assets of the Corporation, or the establishment of a letter or credit, guaranty or surety, all to the extent not prohibited by applicable law. The Corporation's indemnity of any person who is entitled to indemnification shall be reduced by any amounts such person may collect with respect to such liability (i) under any policy of insurance purchased and maintained on his or her behalf by the Corporation or (ii) from any other entity or enterprise served by such person.

         Section 4.18 Powers of Board of Directors. The Board of Directors may, except as otherwise provided or required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

         Section 4.19 Committees. The Board of Directors, by resolution passed by a majority of the whole Board, may from time to time designate committees of the Board of Directors, including, without limitation, Executive, Nomination, Audit and Compensation Committees with such lawfully delegable powers and duties as the Board of Directors may confer, to serve at the pleasure of the Board of Directors and shall, for those committees and any other provided herein, elect one or more directors to serve on such committees. Except as otherwise provided in these Bylaws or by resolution of the Board of Directors, each committee may fix its own rules of procedure and shall hold its meetings as provided by such rules.

         Section 4.20 Audit Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, create an Audit Committee. If created, the majority of the members of the Audit Committee shall be independent directors. The Audit Committee shall conduct appropriate reviews of all related party transaction, review situations and transactions that may pose a potential or actual conflicts of interest and perform such other responsibilities as the Board of Directors may direct by resolution.

                                   ARTICLE 5
                                 THE OFFICERS

         Section 5.01 Officers. The officers of the Corporation must include a President, Treasurer and Secretary. The Corporation may also have, at the discretion of the Board of Directors, a Chief Executive Officer, a Chief Financial Officer, a Chairman, a Vice Chairman, one or more vice presidents, one or more assistant treasurers, one or more assistance secretaries, and such other officers as may be designated from time to time by the Board of Directors. Any



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number of offices may be held by the same person. The officers shall be elected by the Board of Directors or appointed by officers granted powers of appointment by the Board of Directors, subject to any powers of removal set forth as set forth in Section 5.04. Officers need not be Directors.

         Section 5.02 Election. The officers of the Corporation, except those officers as may be appointed in accordance with the provisions of Section 5.03 or Section 5.05 of this Article, shall be elected annually by the Board of Directors, and each shall hold office until the officer shall resign or shall be removed or otherwise disqualified to serve, or the officer's successor shall be elected and qualified; provided that officers may be elected at any time by the Board of Directors, or, as permitted by Section 5.03 of this Article, appointed by the Chairman of the Board, for the purpose of initially filling an office or filling a newly created or vacant office.

         Section 5.03 Subordinate Officers. The Board of Directors may elect, and may empower any officer to appoint, such officers as the business of the Corporation may require, each of whom shall hold office for the term, have the authority and perform the duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

         Section 5.04 Removal and Resignation. Any officer may, subject to any contractual arrangements between the officer and the Corporation, be removed, either with or without cause, by a majority of the Directors in office at the time, at any regular or special meeting of the Board of Directors, or, unless otherwise specified by the Board of Directors, by the President or any other officer upon whom a general or special power of removal may be conferred by the Board of Directors.

         Any officer may resign at any time by giving written notice to the Board of Directors or to an officer of the Corporation. Any resignation shall take effect at the date of the receipt of the notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

         Section 5.05 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

         Section 5.06 Chairman of the Board. The Chairman of the Board, if there be such person, shall, if present, preside at all meetings of the Board of Directors and the stockholders, and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors or prescribed by these Bylaws. For purposes of these Bylaws, any sole director of the Corporation shall have the powers of a Chairman of the Board.

         Section 5.07 Corporate Bank Accounts. Bank accounts in the name of the Corporation may be opened without the approval of the Board of Directors if opened with the consent of both the Chief Executive Officer and the Chief Financial Officer. The Chief Financial Officer shall inform the Board of Directors of any bank account opened by the Chief Executive Officer and Chief Financial Officer pursuant to the authority granted in this section at the next meeting of the Board of Directors.



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         Section 5.08 Transfers of Authority. In case of the absence of any officer of the Corporation, or for any reason that the Board of Directors may consider sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any employee of the Corporation.

                                   ARTICLE 6
                                 MISCELLANEOUS

         Section 6.01 Checks, Drafts, etc. All checks, drafts, bonds, bills of exchange, or other orders for payment of money, notes, or other evidences of indebtedness issued in the name of or payable to the Corporation shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

         Section 6.02 Contracts, etc., How Executed. The Board of Directors, except as in these Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument or document in the name of and on behalf of the Corporation, and the authority may be general or confined to specific instances. Unless otherwise specifically determined by the Board of Directors or otherwise required by law, formal contracts, promissory notes and other evidences of indebtedness, deeds of trust, mortgages and corporate instruments or documents requiring the corporate seal, and certificates for shares of stock owned by the Corporation shall be executed, signed or endorsed by the President (or any Vice President) and by either the Secretary (or any Assistant Secretary) or the Treasurer (or any Assistant Treasurer). The Board of Directors may, however, authorize any one (1) of these officers to sign any of such instruments, for and on behalf of the Corporation, without necessity of countersignature; may designate officers or employees of the Corporation, other than those named above, who may, in the name of the Corporation, sign such instruments; and may authorize the use of facsimile signatures for any of such persons. No officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit to render it liable for any purpose or to any amount except as specifically authorized in these Bylaws or by the Board of Directors in accordance with these Bylaws.

         Section 6.03 Lost Certificates of Stock. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, or stolen, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing the issue of a new certificate or certificates, the Board of Directors may, in its discretion, and as a condition precedent to the issuance thereof, require the owner of the lost or destroyed certificate or certificates, or the stockholder's legal representative, to advertise the same in any manner as it shall require or give the Corporation a bond in any sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed, or both.

         Section 6.04 Representation of Shares. The Chairman of the Board, Chief Executive Officer, or the President (or any Vice President) and the Secretary (or any Assistant Secretary) of this Corporation are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other Corporation or Corporations standing in the name of this Corporation. The authority herein granted to these officers to vote



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or represent on behalf of this Corporation any and all shares held by this
Corporation in any other Corporation or Corporations may be exercised either by these officers in person or by any persons authorized so to do by proxy or power of attorney duly executed by these officers.

         Section 6.05 Inspection of Bylaws. The Corporation shall keep in its registered office for the transaction of business the original or a copy of the Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the stockholders at all reasonable times during office hours.

                                   ARTICLE 7
                                   AMENDMENTS

         Section 7.01 Power of Stockholders. New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written assent of stockholders entitled to exercise a majority of the voting power of the Corporation, unless a greater number is required by law, by the Articles of Incorporation or by these Bylaws.

         Section 7.02 Power of Directors. Subject to the right of stockholders as provided in Section 7.01 of this Article 7 to adopt, amend or repeal Bylaws, Bylaws may be adopted, amended, or repealed by the Board of Directors.



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                                    EXHIBIT B

                  SPECIMEN SHARE CERTIFICATE OF THE CORPORATION
                                  SEE ATTACHED